Exhibit 4.41

J.P. MORGAN CHASE & CO.,

BANK ONE CORPORATION,

JPMORGAN CHASE BANK,

                    as Resigning Trustee,

AND

U.S. BANK TRUST NATIONAL ASSOCIATION,

                    as Successor Trustee,

SUPPLEMENTAL INDENTURE

Dated as of                          , 2004

to

INDENTURE

Dated as of March 1, 1989

SUBORDINATED DEBT SECURITIES

SUPPLEMENTAL INDENTURE, dated as of                          , 2004, among J.P. MORGAN CHASE & CO., a Delaware corporation (“Successor”), BANK ONE CORPORATION (successor by merger to Banc One Corporation), a Delaware corporation (“Bank One”), JPMORGAN CHASE BANK (successor by merger to Chemical Bank (Delaware)), a New York banking banking corporation, as trustee (the “Resigning Trustee”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (the “Successor Trustee”).

WHEREAS, Bank One and the Resigning Trustee have heretofore executed and delivered a certain Indenture, dated as of March 1, 1989 (as heretofore amended, the “Indenture”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

WHEREAS, Bank One and Successor have entered into an Agreement and Plan of Merger, dated as of January 14, 2004 (the “Merger Agreement”), which contemplates the execution and filing of a Certificate of Merger on the date hereof (the “Certificate of Merger”) providing for the merger (effective             ) of Bank One with and into Successor (the “Merger”), with Successor continuing its corporate existence under Delaware law;

WHEREAS, Section 8.01 of the Indenture provides, among other things, that the Company shall not merge into any other Person unless, among other things, the Person into which the Company is merged shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

WHEREAS, upon effectiveness of the Merger, the Resigning Trustee will be a subsidiary of the issuer of the Securities under the Indenture and, accordingly, the Resigning Trustee desires to resign pursuant to Section 6.10(b) of the Indenture, and the Successor Trustee is willing to accept appointment as successor Trustee under the Indenture;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that, without the consent of any Holders of Securities, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee: (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities; (ii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; and (iii) to make provisions with respect to matters or questions arising under the Indenture; provided such action shall not adversely affect the interests of the Holders of Securities in any material respect;

WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by Board Resolutions of Bank One and Successor and have been duly authorized by all necessary action on the part of the Resigning Trustee and the Successor Trustee; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and intending to be legally bound hereby, it is mutually agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

ARTICLE I

REPRESENTATIONS OF THE RESIGNING TRUSTEE

1.1. Pursuant to Section 6.10(b) of the Indenture, the Resigning Trustee hereby notifies Bank One that the Resigning Trustee is hereby resigning as Trustee under the Indenture.

1.2. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

(a)	No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee, by the Holders of the percentage in aggregate principal amount of Securities of any series required by the Indenture to effect any such waiver.

(b)	There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee, threatened, against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

(c)	To the best of the knowledge of the Responsible Officers of the Resigning Trustee, no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default under Section 5.01 of the Indenture.

1.3. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture; all of the rights, powers, trusts and duties of the Resigning Trustee under the Indenture; and all property and money held by the Resigning Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts, powers and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

ARTICLE II

REPRESENTATIONS OF AND ACCEPTANCE BY THE SUCCESSOR TRUSTEE

2.1. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to Bank One and Successor that the Successor Trustee is not disqualified under the provisions of Section 6.08 of the Indenture and is qualified and eligible under the provisions of 6.09 of the Indenture to act as Trustee under the Indenture.

2.2. The Successor Trustee hereby accepts its appointment as Successor Trustee under the Indenture and accepts the rights, powers, trusts and duties of the Resigning Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.

ARTICLE III

REPRESENTATIONS OF BANK ONE AND SUCCESSOR

Each of Bank One and Successor represents and warrants to the Resigning Trustee and to the Successor Trustee as follows:

3.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

3.3. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.

3.4. Immediately after giving effect to the Merger (and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of the Merger as having been incurred by the Company or such Subsidiary at the time of such Merger), no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

ARTICLE IV

ASSUMPTION AND AGREEMENTS

4.1. Successor hereby expressly assumes the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

4.2. The Securities may bear a notation concerning the assumption of the Indenture and the Securities by Successor.

4.3. Successor shall succeed to, and be substituted for, and may exercise every right and power of, Bank One under the Indenture, with the same effect as if Successor had been named as the Company therein.

ARTICLE V

AMENDMENTS

5.1. The reference in the preamble to the Indenture to “BANC ONE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the ‘Company’), having its principal office at 100 East Broad Street, Columbus, Ohio 43271” is hereby amended to read “J.P. MORGAN CHASE & CO., a corporation organized and existing under the laws of the State of Delaware (herein called the ‘Company’), having its principal office at 270 Park Avenue, New York, New York 10017”; and each other reference in the Indenture to “Banc One Corporation” is hereby amended to be a reference to “J.P. Morgan Chase & Co.”.

5.2. The reference in the preamble to the Indenture to “CHEMICAL BANK (DELAWARE), a Delaware banking corporation, as Trustee (herein called the ‘Trustee’)” is hereby amended to read “U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the ‘Trustee’)”; and the reference in the definition of Corporate Trust Office in Section 1.01 of the Indenture to “222 Delaware Avenue, Wilmington, Delaware 19801” is hereby amended to read “100 Wall Street, New York, New York 10005”.

5.3. The definition of “Senior Indebtedness” contained in Section 1.01 of the Indenture is hereby amended in its entirety to read as follows:

“‘Senior Indebtedness’ means the principal of and interest on: (i) all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except (A) the Outstanding Bank One Subordinated Securities; (B) all securities issued pursuant to the Heritage Successor Subordinated Indenture; (C) all securities issued pursuant to the Heritage Chase Subordinated Indenture; (D) all securities issued pursuant to the Heritage JPMorgan Subordinated Indenture; and (E) such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Securities or to rank pari passu with the Securities or the other securities referred to in clauses (A) through (D) above; and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term “indebtedness of the Company for money borrowed” means any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, any capitalized lease obligation and any deferred obligation for payment of the purchase price of any property or assets. The Securities shall rank pari passu with the securities referred to in clauses (i)(A) through (i)(D) above.”

5.4. Section 1.01 of the Indenture is hereby amended to insert the following new definitions therein in the appropriate alphabetical order:

“‘Heritage Chase Subordinated Indenture’ means the Amended and Restated Indenture, dated as of September 1, 1993, as amended by the First Supplemental Indenture, dated as of March 29, 1996, the Second Supplemental Indenture, dated as of October 8, 1996, and the Third Supplemental Indenture, dated as of December 29, 2000, between the Company (as successor by merger to The Chase Manhattan Corporation, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as

First Trust of New York, National Association), a national banking association, as successor to Chemical Bank, a New York banking corporation, as the same may be further amended, supplemented or otherwise modified from time to time.”

“‘Heritage JPMorgan Subordinated Indenture’ means the Indenture, dated as of March 1, 1993, as amended by the First Supplemental Indenture, dated as of December 29, 2000, between the Company (as successor by merger to J.P. Morgan & Co. Incorporated, a Delaware corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as the same may be further amended, supplemented or otherwise modified from time to time.”

“‘Heritage Successor Subordinated Indenture’ means the Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as amended by the Second Supplemental Indenture, dated as of October 8, 1996, and the Third Supplemental Indenture, dated as of December 29, 2000, between the Company (formerly known as Chemical Banking Corporation) and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), a national banking association, as successor to Morgan Guaranty Trust Company of New York, a New York banking corporation, as the same may further be amended, supplemented or otherwise modified from time to time.”

“‘Outstanding Bank One Subordinated Securities’ means the following subordinated debt obligations of the Company: (i) the 9 7/8% Subordinated Notes Due March 1, 2009, (ii) the 10% Subordinated Notes due August 15, 2010, (iii) the 7.25% Subordinated Notes due August 15, 2004, (iv) the 6 3/8% Subordinated Notes due January 30, 2009, (v) the 7 1/8% Subordinated Notes due May 15, 2007, (vi) the 7 ¾% Subordinated Notes due July 15, 2025, (vii) the 7% Subordinated Notes due July 15, 2005, (viii) the 6 1/8% Subordinated Notes due February 15, 2006, (ix) the Medium-Term Notes – Series G Subordinated, (x) the 7 5/8% Subordinated Notes due October 15, 2026, (xi) the 8% Subordinated Notes due April 29, 2027, (xii) the 7.6% Subordinated Notes due May 1, 2007, (xiii) the 9 7/8% Subordinated Notes due March 1, 2019, (xiv) the Medium-Term Notes – Series A Subordinated, (xv) the 7 7/8% Subordinated Notes due August 1, 2010, (xvi) the 5.9% Subordinated Notes due November 15, 2011, (xvii) the 5.25% Subordinated Notes due January 30, 2013, and (xviii) the 4.9% Subordinated Notes due April 30, 2015.”

5.5. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

ARTICLE VI

MISCELLANEOUS

6.1. The Resigning Trustee and the Successor Trustee each accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, neither the Resigning Trustee nor the Successor Trustee assumes any responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Bank One and Successor. Neither the Resigning Trustee nor the Successor Trustee makes any representation or shall have any responsibility as to the validity and sufficiency of this Supplemental Indenture.

6.2. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, in either case that is required to be included in this Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

6.3. Nothing in this Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Supplemental Indenture.

6.4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

6.5. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.

6.6. This Supplemental Indenture shall become effective as of the Effective Time.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested as of the day and year first above written.

BANK ONE CORPORATION

By
Name:
Title:

[Corporate Seal]

Attest:

Secretary

J.P. MORGAN CHASE & CO.

By
Name:
Title:

[Corporate Seal]

Attest:

Secretary

JPMORGAN CHASE BANK, as Resigning Trustee

By
Name:
Title:

[Corporate Seal]

Attest:

Assistant Secretary

U.S. BANK TRUST NATIONAL ASSOCIATION, as Successor Trustee

By
Name:
Title:

[Corporate Seal]

Attest:

Assistant Secretary